Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 2nd day of October, 2019;

WHEREAS there has been presented to and considered by this meeting a Motion to Vote our co-Founder Itamar Borochov as a new Director and Board Member.

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS §78.320, have overwhelmingly decided and RESOLVED:

That Itamar Borochov shall be, and is now a Director and Board Member;

Itamar Borochov, having been nominated, has accepted his position as DIRECTOR and Board Member of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 2nd October, 2019

/s/ Eyal Barad

Eyal Barad,

on behalf of Cannabics, Inc., Majority Shareholders